UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2004

TRAMMELL CROW COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-13531	75-2721454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Ross Avenue Suite 3400 Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (214) 863-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 28, 2004, Trammell Crow Company (the “Company”) entered into an indemnification agreement with Dr. Mike Moses in connection with Dr. Moses’ appointment to the Company’s Board of Directors as described below under Item 5.02 of this report on Form 8-K.  The indemnification agreement is the same form of agreement as the Company has previously entered into with its directors and executive officers and which was filed as exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on November 14, 2002. Pursuant to the indemnification agreement, the Company will, to the extent permitted by applicable law, indemnify Dr. Moses against all expenses, judgments, fines, penalties and similar amounts incurred in connection with the defense or settlement of any actions brought against Dr. Moses by reason of the fact that he was a director of the Company or assumed certain responsibilities at the direction of the Company.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2004, the Company issued a press release announcing the appointment of Dr. Moses to its Board of Directors.  A copy of this press release is attached hereto as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated September 28, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

Date: September 28, 2004	By:	/s/ J. CHRISTOPHER KIRK
J. Christopher Kirk
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release dated September 28, 2004